UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2006

Blue Ridge Real Estate Company

Big Boulder Corporation

(Exact Name of Registrant Specified in Charter)

0-28-44 (Blue Ridge)

24-0854342 (Blue Ridge)

Pennsylvania

0-28-43 (Big Boulder)

24-0822326 (Big Boulder)

(State or Other Jurisdiction of Incorporation)

(Commission File Number)

(I.R.S. Employer Identification No.)

P. O. Box 707, Blakeslee, Pennsylvania                       18610-0707

(Address of Principal Executive Offices)                                                       (Zip Code)

(570) 443-8433

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition of Disposition of Assets

     On August 18, 2006, Blue Ridge Real Estate Company (the “Company”) acquired certain real property, including the building and all improvements currently located thereon (the “New Jersey Property”), located along New Jersey State Highway Route No. 9 in the Township of Dover, County of Ocean, State of New Jersey from Net Lease Development LLC. The purchase price (which was determined through direct negotiations between the parties) of the New Jersey Property was $5,950,000.  The New Jersey Property was acquired as “new construction” and is leased to Walgreen Eastern Co., Inc. (the “New Jersey Tenant”) pursuant to a lease agreement (the “New Jersey Lease”) dated May 18, 2005.  Pursuant to the New Jersey Lease the term of 75 years commenced June 12, 2006, the date the New Jersey Tenant accepted possession of the premises.  The rental payments commenced two months later on August 12, 2006.

     On October 31, 2006, the Company acquired certain real property, including the building and all improvements currently located thereon (the “Minnesota Property”), located near the northeast corner of State Highway 12 (Century Avenue) and State Highway 244 (Wildwood Avenue) in White Bear Lake, County of Washington, State of Minnesota from Net Lease Development LLC.  The purchase price (which was determined through direct negotiations between the parties) of the Minnesota Property was $6,190,000.  The Minnesota Property was acquired as “new construction” and is leased to Walgreen Eastern Co., Inc. (the “Minnesota Tenant”) pursuant to a lease agreement (the “Minnesota Lease”) dated August 18, 2005.  Pursuant to the Minnesota Lease the term of 75 years commenced September 25, 2006, the date the Minnesota Tenant accepted possession of the premises.  The rental payments commenced two months later on November 25, 2006.

Item 9.01 Financial Statements and Exhibits:

(b)

Pro forma Financials Information

Unaudited Pro Forma Condensed Statement of Income for the Nine Months Ended July 31, 2006

Notes to Pro Forma Condensed Financial Statement

(d)

Exhibits.

None.

BLUE RIDGE REAL ESTATE COMPANY and SUBSIDIARIES

BIG BOULDER CORPORATION and SUBSIDIARIES

PRO FORMA CONDENSED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED JULY 31, 2006

The following unaudited pro forma condensed statement of income is presented as if Blue Ridge Real Estate Co. (the “Company”) had acquired the real estate assets of the Walgreens, NJ and Walgreens, MN as of November 1, 2005. This financial statement should be read in conjunction with the Company’s historical financial statements and notes thereto as filed on Form 10-K for the year ended October 31, 2006 and on Form 10-Q for the nine months ended July 31, 2006. The pro forma condensed statement of income is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Company acquired the properties as of November 1, 2005, nor does it purport to represent the results of operations of the Company for future periods.

BLUE RIDGE REAL ESTATE COMPANY and SUBSIDIARIES

BIG BOULDER CORPORATION and SUBSIDIARIES

PRO FORMA CONDENSED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED JULY 31, 2006

(UNAUDITED)

		Acquired	Acquired
		New Jersey	Minnesota	Pro Forma
	Historical	Property	Property	Adjustments	Pro Forma
	(a)	(b)	(c)	(d)	Combined
Revenues:
Real estate management	$4,936,051				$4,936,051
Summer recreation operations	139,512				139,512
Land resource management	2,194,002				2,194,002
Rental income	1,092,452	272,250	292,500		1,657,202
	8,362,017	272,250	292,500	0	8,926,767
Costs and expenses:
Real estate management	4,878,185				4,878,185
Summer recreation operations	146,117				146,117
Land resource management	1,719,995				1,719,995
Rental income	1,039,265	123,957	115,586		1,278,808
General and administration	1,228,342				1,228,342
	9,011,904	123,957	115,586	0	9,251,447
Income from continuing operations	(649,887)	148,293	176,915	0	(324,680)

Other income (expense):
Interest and other income	(3,902)				(3,902)
Interest expense	(441,728)	(139,950)	(186,597)		(768,275)
	(445,630)	(139,950)	(186,597)	0	(772,177)

Income from continuing operations before income taxes	(1,095,517)	8,343	(9,683)	0	(1,096,857)

Credit for income taxes	(488,796)			(522)	(489,318)

Net income before discontinued operations	(606,721)	8,343	(9,683)	522	(607,538)

Discontinued operations (including $5,236,478 gain on disposal)	5,355,405				5,355,405

Provision for income taxes on discontinued operations	2,142,000				2,142,000

Net income from discontinued operations	3,213,405	0	0	0	3,213,405

Net income	$2,606,684	$8,343	($9,683)	$522	$2,605,867

		Acquired	Acquired
		New Jersey	Minnesota	Pro Forma
	Historical	Property	Property	Adjustments	Pro Forma
	(a)	(b)	(c)	(d)	Combined

Basic earnings per weighted average combined share:
Net income before discontinued operations	($0.25)				($0.25)
Net income from discontinued operations	$1.33				$1.33
Net income	$1.08				$1.08

Diluted earnings per weighted average combined share:
Net income before discontinued operations	($0.26)				($0.26)
Net income from discontinued operations	$1.32				$1.32
Net income	$1.06				$1.06

The accompanying notes are an integral part of the combined financial statements.

(a)  Reflects the Company's historical operations for the nine months ended July 31, 2006 (unaudited), as previously filed.

(b)  Reflects the expected operations of the acquired property (Walgreens NJ) for a nine month period.

(c)  Reflects the expected operations of the acquired property (Walgreens MN) for a nine month period.

(d)  Reflects the increase of income taxes relating to the acquired property.

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE REAL ESTATE COMPANY BIG BOULDER CORPORATION

Date: June 28, 2007	By: /s/ Eldon D. Dietterick
Name: Eldon D. Dietterick Title: Executive Vice President and Treasurer